Exhibit 99.1

Vanda Pharmaceuticals Inc. Prices Public Offering of Common Stock

WASHINGTON, August 7, 2013 /PRNewswire/ – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA) today announced the sale of 4,680,000 shares of its common stock in an underwritten public offering at a price to the public of $11.14 per share. The net offering proceeds to Vanda from the sale of the shares are expected to be approximately $48.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses, but excluding any exercise of the underwriters’ over-allotment option.

Vanda anticipates using the net proceeds from this offering for sales and marketing expenditures which may include commercial launch activities for tasimelteon for the treatment of Non-24-Hour Disorder following the receipt of regulatory approval, if any, research and development activities and other general corporate purposes. The offering is expected to close on or about August 12, 2013, subject to customary closing conditions. In addition, Vanda has granted the underwriters a 30-day option to purchase up to an additional 702,000 shares of common stock on the same terms and conditions, solely to cover over-allotments, if any.

Lazard Capital Markets LLC and Piper Jaffray & Co. are acting as the joint book-running managers and JMP Securities LLC is acting as co-manager for the offering.

The shares described above will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC). The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, NY 10020 or via telephone at (800) 542-0970 or the offices of Piper Jaffray & Co., by mail at 800 Nicollet Mall, Suite 1000, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by e-mail at prospectus@pjc.com. Vanda intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the accompanying prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Vanda, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About Vanda Pharmaceuticals Inc.

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more information on Vanda, please visit www.vandapharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements regarding events, trends and business prospects, which may affect Vanda’s future operating results and financial position. Such statements, including, but not limited to, those regarding statements about Vanda’s expectations regarding its fundraising efforts, including the closing of the public offering, the anticipated use of proceeds from the offering and the underwriter’s exercise of its over-allotment option, involve known and unknown risks that relate to Vanda’s future events or future financial performance and the actual results could differ materially from those discussed in this communication. Risks and uncertainties that may cause Vanda’s actual results to differ materially from those discussed in this communication can be found in the “Risk Factors” section of Vanda’s Form 10-K, Forms 10-Q and its other filings with the Securities and

Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and Vanda assumes no responsibility to update or revise any forward-looking statements contained in this communication to reflect events, trends or circumstances after the date of this communication.

Company Contact:

Jim Kelly

Senior Vice President and Chief Financial Officer

Vanda Pharmaceuticals Inc.

(202) 734-3428

jim.kelly@vandapharma.com

Media Contact:

Laney Landsman

Assistant Vice President

Makovsky

(212) 508-9643

llandsman@makovsky.com